As filed with the Securities and Exchange Commission on November 30, 2006

Registration No. 33-51742

Registration No. 33-31827

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	61-0502302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TENNESSEE	37072
(Address of Principal Executive Offices)	(Zip Code)

1989 EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plan)

SUSAN S. LANIGAN EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL 100 MISSION RIDGE GOODLETTSVILLE, TENNESSEE 37072
(Name and address of agent for service)

(615) 855-4000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

On October 31, 1989, Dollar General Corporation (“Dollar General”) filed a Registration Statement on Form S-8, Reg. No. 33-31827 (the “1989 Registration Statement”), which registered 1,500,000 shares of Dollar General’s common stock, par value $.50 per share (the “Common Stock”), for issuance under the 1989 Employee Stock Incentive Plan (the “Plan”).  On September 4, 1992, Dollar General filed a Registration Statement on Form S-8, Reg. No. 33-51742 (the “1992 Registration Statement”), which registered an additional 1,250,000 shares of Common Stock for issuance under the Plan pursuant to General Instruction E to Form S-8. The 1989 Registration Statement and the 1992 Registration Statement are collectively referred to herein as the “Registration Statements”. After taking into account the eleven-for-ten stock split effected by Dollar General in July 1991 and each of the five-for-four stock splits effected by Dollar General in April 1992, February 1993, September 1993, April 1994, March 1995, April 1996, February 1997, September 1997, March 1998, September 1998, May 1999, and May 2000, the Registration Statements registered an aggregate of 38,562,572 shares of Common Stock for issuance under the Plan.

The Plan terminated by its terms on June 13, 1999 and all of Dollar General’s outstanding obligations under the Plan have been satisfied. Dollar General hereby amends the Registration Statements, as appropriate, to deregister the 471,636 shares of Common Stock that remain unsold pursuant to the Registration Statements.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on this 28th day of November, 2006.

DOLLAR GENERAL CORPORATION

By:	/s/ David A. Perdue
David A. Perdue Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date
/s/ David A. Perdue	Chairman, Chief Executive Officer	November 28, 2006
David A. Perdue	and Director

/s/ David M. Tehle	Executive Vice President and Chief	November 28, 2006
David M. Tehle	Financial Officer (principal financial and accounting officer)

/s/ David L. Beré	Director	November 28, 2006
David L. Beré

/s/ Dennis C. Bottorff	Director	November 28, 2006
Dennis C. Bottorff

/s/ Barbara L. Bowles	Director	November 27, 2006
Barbara L. Bowles

/s/ Reginald D. Dickson	Director	November 28, 2006
Reginald D. Dickson

/s/ E. Gordon Gee	Director	November 27, 2006
E. Gordon Gee

/s/ Barbara M. Knuckles	Director	November 28, 2006
Barbara M. Knuckles

/s/ J. Neal Purcell	Director	November 26, 2006
J. Neal Purcell

/s/ James D. Robbins	Director	November 28, 2006
James D. Robbins

/s/ Richard E. Thornburgh	Director	November 28, 2006
Richard E. Thornburgh

/s/ David M. Wilds	Director	November 28, 2006
David M. Wilds

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